EXHIBIT 99.1

Corvus Gold Drills 110.8 Meters @ 1.68 g/t Gold & 86.9 Metres @ 1.65 g/t Gold Including 58.7 Meters @ 2.47 g/t Gold, Expands Mother Lode Deposit, Bullfrog Gold District, Nevada

VANCOUVER, British Columbia, Feb. 09, 2021 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, NASDAQ: KOR) announces it has received additional results from the new Northern, High-Grade Feeder Zone target of the Central Intrusive Zone (CIZ) at the Mother Lode project (Figure 1). Hole ML20-160CT drilled through the Main Zone returning 30.2m @ 1.42 g/t gold and then through the second intrusive dike of the CIZ below returning 86.9m @ 1.65 g/t gold, including 56.4m @ 2.34 g/t gold (Table 1). Additionally, hole ML20-176CT drilled 50 metres to the east intersected 110.8m @ 1.68 g/t gold, including 58.7m @ 2.47 g/t gold where the Main and CIZ come together (Figure 2). These are similar results to hole ML20-165CT (130.5m @ 2.33 g/t gold, NR21-01, Jan. 6, 2021) and ML20-159CT (83.9m @ 2.70 g/t gold, NR20-18, Nov. 12, 2020) to the north. Hole ML20-179CT was drilled too far to the west to intersect the new Northern Feeder zone and only tested the upper part of the Main Zone before poor drilling conditions terminated the drilling.

These new, Northern Feeder Zone holes continue to enlarge the high-grade zone of mineralization in this part of the Mother Lode deposit and appear to further expand the deposit. The new Mother Lode mineral resource estimation will utilize the entire project drilling between August of last year through June of this year with an expected release planned for fall of this year.

The newly defined large, higher-grade feeder system at Mother Lode occurs as a series of echelon zones along a north-northeast trend that likely has a corresponding deep-seated intrusive connection. We see these broad zones of higher-grade material directly related to intrusive dikes and continues to confirm the genetic relationship of the gold deposit to a high-level magmatic system at depth (shallow porphyry environment). The Northern Feeder Zone remains open to the north-northeast and at depth, with grades generally improving in both of these directions.

Jeffrey Pontius, President and CEO of Corvus, said, “The expansion of the Northern Feeder Zone is a great development for the Mother Lode project and we expect that it will have a positive impact on the gold system and mine plan. The Mother Lode system continues to grow and expand as further work progresses. The continued connection of this large gold system with a shallow porphyry emplacement bodes well for a larger deposit in the future. When we look at this large gold system in the context of the other new large discoveries along trend at Lynnda Strip, C-Horst and Silicon, the Eastern Bullfrog District is shaping up to be another Carlin Trend type gold environment with multiple deposit types hosted in a broad range of rock types likely related to one large gold system. At Corvus, we are excited to see the results of our perseverance, focus and dedication over the past decade in defining and advancing this emerging new large Nevada Gold District.”

Table 1: Mother Lode– Mineral Resource Expansion Phase-4 Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cut-off unless otherwise indicated below)
Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML20-160CT	304	307.5	3.49	0.70	0.53
AZ 085 dip-75
	314.4	344.56	30.16	1.42	1.72	Main Zone
inc	315.65	343.46	27.81	1.48	1.66	1 g/t cut
	360.27	366.13	5.86	0.74	0.79
	381.49	387.71	6.22	0.19	0.55	CIZ
	396.85	483.72	86.87	1.65	0.93	CIZ
inc	416.66	473.05	56.39	2.34	1.18	1 g/t cut
inc	427.00	447.20	20.20	3.11	2.05	2 g/t cut
	487.22	505.05	17.83	0.47	0.72

ML20-176CT	262.7	266.8	4.01	0.85	n/a
AZ 085 dip-75
	287.43	398.22	110.79	1.68	n/a	Main - CIZ
inc	306.54	317.60	11.06	1.88	n/a	1 g/t cut
inc	323.79	382.52	58.73	2.47	n/a	1 g/t cut
	434.74	447.75	13.01	0.29	n/a	CIZ

ML20-179CT	385.9	388.4	2.51	0.35	0.21
AZ 085 dip-75
	436.2	468.3	32.14	1.42	6.58	Main Zone
						Lost hole in fault zone

Figure 1 Location Map: Mother Lode drill hole ML20-160CT, 176CT & 179CT
https://www.globenewswire.com/NewsRoom/AttachmentNg/0753d1d4-a0ba-48d0-a5f3-8468e53357e1

Figure 2, Cross section for new Mother Lode drilling
https://www.globenewswire.com/NewsRoom/AttachmentNg/c4888c78-94fb-4123-97cd-f89af0137fbe

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has reviewed and approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has also reviewed and approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the CAO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All mineral resource sample shipments are sealed and shipped to American Assay Laboratories (“AAL”) in Reno, Nevada, for preparation and assaying. AAL is independent of the Company. AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control. Mr. Pontius, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process.

Metallurgical testing on North Bullfrog and Mother Lode samples has been performed by McClelland Analytical Services Laboratories Inc. of Sparks Nevada (“McClelland”), Resource Development Inc. of Wheatridge, CO (RDi) and Hazen Research Inc. of Golden, CO (HRi). McClelland is an ISO 17025 accredited facility that supplies quantitative chemical analysis in support of metallurgical, exploration and environmental testing using classic methods and modern analytical instrumentation. McClelland has met the requirements of the IAS Accreditations Criteria for Testing Laboratories (AC89), has demonstrated compliance with ANS/ISO/IEC Standard 17025:2005, General requirements for the competence of testing and calibration laboratories, and has been accredited, since November 12, 2012. Hazen Research Inc. (“Hazen”), an independent laboratory, has performed flotation, AAO testing and cyanide leach testing on samples of sulphide mineralization from the YellowJacket zone and Swale area of Sierra Blanca, and roasting tests on Mother Lode flotation concentrate. Hazen holds analytical certificates from state regulatory agencies and the US Environmental Protection Agency (the “EPA”). Hazen participates in performance evaluation studies to demonstrate competence and maintains a large stock of standard reference materials from the National Institute of Standards and Technology (NIST), the Canadian Centre for Mineral and Energy Technology (CANMET), the EPA and other sources. Hazen’s QA program has been developed for conformance to the applicable requirements and standards referenced in 10 CFR 830.120 subpart A quality assurance requirements, January 1, 2002. Resource Development Inc. is a state-of-the-art laboratory for metallic and industrial minerals filling a need for high quality, cost-effective, and timely technical services for the international mining industry.

For additional information see the following: “Technical Report and Preliminary Economic Assessment for Gravity Milling and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada”, dated November 21, 2020 with an effective date of October 7, 2020 and “Technical Report and Preliminary Economic Assessment for BIOX Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada” dated November 21, 2020 with an effective date of October 7, 2020, each of which is available under Corvus’ profile on SEDAR at www.sedar.com.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 90.5 km2 in southern Nevada. The property package is made up of a number of private mineral leases of patented federal mining claims and 1,134 federal unpatented mining claims. The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 445 federal unpatented mining claims on the Mother Lode project which totals approximately 36.5 km2 which it owns 100%. The total Corvus 100% land ownership now covers over 127 km2, hosting two major new Nevada gold discoveries.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action; potential expansion of the deposit; the rapid and effective capture of the potential of our Mother Lode project; the potential for new deposits and expected increases in the system’s potential; anticipated content, commencement and cost of exploration programs; anticipated exploration program results and expansion of existing programs; the discovery and delineation of mineral deposits/resources/reserves; the potential to discover additional high grade veins or additional deposits; the growth potential of the Mother Lode projects; and the potential for any mining or production at the Mother Lode & North Bullfrog projects, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2019 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). The Company does not undertake to update any forward-looking statements, except in accordance with applicable securities laws. All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Cautionary Note to US Investors

NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The mine economics presented herein and derived from the PEA are preliminary in nature and may not be realized. The PEA is not a feasibility study. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Resource estimates contained in this press release are made pursuant to NI 43-101 standards in Canada and do not represent reserves under the standards of the SEC’s Industry Guide 7. Under the currently applicable SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. This press release uses the terms “Measured Resources”, “Indicated Resources”, and “Inferred Resources”. We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC. Mineral resources described in this press release have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that any or all part of an Inferred Resource will ever be upgraded to a higher category. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.